[LOGO] MicroMed
        Cardiovascular, Inc              Media Contact: Tammy Pitts
                                                        713-580-8289
                                                        tpitts@micromedcv.com


MICROMED ANNOUNCES CLOSING OF REVERSE MERGER AND FINANCING

HOUSTON (August 10, 2005) - MicroMed Technology, Inc., a leader in miniaturized implantable ventricular assist technology, is pleased to announce that it has completed its previously announced merger with a wholly-owned subsidiary of Salmon Express, Inc. (OTCBB:SXPI). The combined company has been renamed MicroMed Cardiovascular, Inc. and will have its shares publicly quoted on the Pink Sheets Electronic Quotation Services. In connection with the merger, MicroMed also completed an equity financing through a private placement of $5 million of its common stock by Hunter World Markets, Inc. of Beverly Hills, California.

"The DeBakey VAD(R) is the result of years of dedication and perseverance to launch a generation of miniaturized technology designed to help thousands of victims of heart failure. The merger and concurrent financing will enable us to move forward as a public company, giving us greater access to the capital markets and more exposure for our DeBakey VAD technology", said Travis E. Baugh, President and CEO. "We believe that MicroMed is well positioned with a fully implantable VAD technology designed to support both adults and children with heart failure, a devastating and spiraling disease."

About our Technology

MicroMed's initial platform in Heart Failure products is the DeBakey Ventricular Assist Device (VAD) for the treatment of advanced heart failure. There are currently 15 Million victims of heart failure worldwide. With less than 1% of donor organs available for heart transplantation, MicroMed believes that the DeBakey VAD is a key alternative for this population. The DeBakey VAD represents a new generation of miniaturized implantable mechanical support. Designed in collaboration with NASA, the Baylor College of Medicine and Drs. Michael DeBakey and George Noon, the DeBakey VAD is intended for end-stage heart failure adult and pediatric patients who can no longer provide necessary blood flow with their


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native heart. The proprietary  technology is intended to take over virtually all left ventricular function and concurrently monitor real-time flow parameters.

About MicroMed Cardiovascular, Inc. (MicroMed)

MicroMed currently has two ongoing clinical investigations in over thirty leading US heart transplant centers to evaluate the safety and effectiveness of the DeBakey VAD for use as a bridge to heart transplantation and for Destination Therapy for patients ineligible for heart transplant. The DeBakey VAD system has been awarded the CE mark for Bridge to Transplant and Destination Therapy for commercial distribution in Europe. The DeBakey VAD Child, the only fully implantable VAD approved for use in children, is already commercially released in the U.S. and is CE mark approved for distribution in Europe. Over 300 adult and pediatric devices have been implanted. MicroMed's manufacturing facility is located in Houston, Texas and is ISO 9001 certified.

For more information, visit www.micromedcv.com.

About Hunter World Markets, Inc. (HWM)

Based in Beverly Hills, California Hunter World Markets, Inc. (HWM) is a member of NASD and SIPC and offers investment banking, investment advisory and institutional trading to select clients with a diversity of sector and industry experience, particularly in North American and European markets. HWM has equity underwriting capabilities that include capital rising through initial public offerings and private placements. In institutional trading, HWM offers highly individualized trading services to investment advisors, asset mangers, pension funds, insurance companies, hedge funds, banks and other institutional investors, and trades on all major exchanges in North America and Europe through RBC Dain Rauscher Inc.

This news release contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek,"


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"attempt,"  or variations of these or similar  words,  identify  forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including, but not limited to, risks related to: our ability to obtain additional funding to support our business activities; the early-stage market for ventricular assist products and services; an expected dramatic rise in expenses; rapid growth and change in our business; as well as those risks more fully discussed in the Company's reports filed from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.


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